UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 12, 2009

INMEDICA DEVELOPMENT CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12968	87-0397815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3104 E. Camelback Road, Suite 242
Phoenix, Arizona 85016
(Address of principal executive offices) (Zip Code)

(480) 991-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On June 12, 2009, InMedica Development Corporation (the "Registrant") closed on the initial phase of its private placement of restricted common stock sold pursuant to the exercise of the option agreement entered into with Law Investments CR, S.A. ("Law Investments") in December 2008 (the "Option Agreement").  As permitted by the Option Agreement, Law Investments had transferred the right to exercise portions of the Option Agreement to third parties who exercised the options with Registrant.  Registrant expects more options will be exercised in the near future.

Registrant sold 1,350,000 shares of restricted common stock to four "accredited investors" as defined by Regulation D, pursuant to Rule 506 of such regulation, for total gross proceeds of $10,125.  The sales to these accredited investors were made without public solicitation. There were no underwriting discounts or commissions paid on these sales of securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 12, 2009

INMEDICA DEVELOPMENT CORPORATION

By:	/s/ Ronald Conquest
Ronald Conquest
Chairman and Chief Executive Officer